Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Robert W. Duggan, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Pharmacyclics, Inc.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2011

By: /s/ Robert W. Duggan
Robert W. Duggan
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)